UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2007

SYMMETRY MEDICAL INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-116038	35-1996126
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

220 West Market Street, Warsaw, Indiana 46580

(Address of Principal executive offices, including Zip Code)

(574) 268-2252

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

☐               Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.         Results of Operations and Financial Condition.

On October 4, 2007, the Company announced that as a result of the discovery of certain apparent accounting irregularities at its Sheffield, UK operations unit, as more fully described at Item 8.01 herein and in Exhibit 99.1 furnished herewith, it may be necessary for the Company to restate its annual and quarterly historical financial statements for periods subsequent to June 13, 2003.

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement.

The Company is the borrower under an Amended and Restated Credit Agreement dated June 13, 2006 (“Credit Agreement”) among the Company, the various lenders named therein and Wachovia Bank, National Association, as Administrative Agent.  A copy of the Credit Agreement is attached as Exhibit 10.1 to the Company’s Form 8-K filing dated June 14, 2006.

Following the Company’s notice to the Administrative Agent of the discovery of the accounting irregularities at its Sheffield, UK operating unit, as more fully described at Item 8.01 herein and in Exhibit 99.1 furnished herewith, the Administrative Agent notified the Company that the disclosure constitutes a default under the Credit Agreement.  Under the circumstances, the Administrative Agent has the right to accelerate the financial obligations of the Company under the Credit Agreement, however, the Company has not been notified of any such acceleration.

The Company is currently working with its lenders to obtain waivers or forbearance under the Credit Agreement.

Item 4.02.         Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)

As a result of the discovery of the accounting irregularities at its Sheffield, UK operating unit, as more fully described in Item 8.01 herein and in Exhibit 99.1 furnished herewith, the Audit Committee of the Company’s Board of Directors, has determined that the Company’s annual financial statements for the periods ended January 3, 2004, January 1, 2005, December 31, 2005, December 30, 2006 and the quarterly financial statements for the fiscal quarters ended March 31, 2007 and June 30, 2007 should no longer be relied upon and that a restatement of some or all of those financial statements may be required.  The Company has not made a determination of the impact of this matter with respect to any affected period.

The Audit Committee has discussed this matter with the Company’s independent accounting firm, Ernst & Young LLP.

Item 8.01.         Other Events.

On October 4, 2007, the Company issued a press release captioned “Symmetry Medical Discloses Accounting Issues at Sheffield, UK Operating Unit and Possible Restatement.”  A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(d)           Exhibits

99.1                           “Symmetry Medical Discloses Accounting Issues at Sheffield, UK Operating Unit and Possible Restatement” Press Release issued by Symmetry Medical Inc. dated October 4, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symmetry Medical Inc.

/s/ Fred L. Hite
Date: October 5, 2007	Name:	Fred L. Hite
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	“Symmetry Medical Discloses Accounting Issues at Sheffield, UK Operating Unit and Possible Restatement” Press Release issued by Symmetry Medical Inc. dated October 4, 2007.